Exhibit 10(z)

NOTICE: (a copy this notice is filed on record in both the SunGroup and RadioSunGroup of Texas corporate book)

  THE ORIGINAL SECURED PROMISSORY NOTE FOR $800,000 from YOUNG INVESTMENTS COMPANY (A NEVADA PARTNERSHIP), dated December 24, 1997 has been canceled as of February 28, 1998.

Dated:  March 2, 1998

SunGroup, Inc.


By: /s/ James A. Hoetger
   --------------------------
        James A. Hoetger
        Vice President/Chief Financial Officer